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                                                                   EXHIBIT 10.1

                  OBLIGATION ASSIGNMENT AND SECURITY AGREEMENT

      This OBLIGATION ASSIGNMENT AND SECURITY AGREEMENT (this "Agreement"), dated as of November 3, 2004, by and among Atari, Inc. ("Atari"), Infogrames Entertainment, S.A. ("IESA"), Atari Interactive, Inc. ("Interactive"), Atari Europe S.A.S. ("Europe") and Paradigm Entertainment, Inc. ("Paradigm").

      WHEREAS, IESA, Atari (as successor in interest to GT Interactive Software Corp.), and Europe (as successor in interest to Infogrames Multimedia S.A.) are parties to that certain Distribution Agreement, dated as of December 16, 1999 (the "Distribution Agreement"), as amended and including all addenda, pursuant to which IESA pays Atari royalties on distribution of product;

      WHEREAS, as of the date hereof, amounts are currently due and owing by IESA and Europe to Atari under the Distribution Agreement (the "IESA Debt");

      WHEREAS, there exist the following Promissory Notes outstanding:

      (a) a Promissory Note dated as of March 31, 2004 (the "D&D Note"), whereby Interactive promised to pay to Atari the initial principal sum of $5,122,625 in connection with the sale of a development project related to certain Dungeons & Dragons games, such payments to be made in installments upon the release of certain Dungeons & Dragons games, with the balance payable on December 31, 2004;

      (b) a Promissory Note dated as of March 31, 2004 (the "Toys R' Us Note"), whereby Interactive promised to pay to Atari, by no later than September 30, 2004, the initial principal sum of $2,620,280 in connection with a trade credit to Toys R' Us; and

      (c) a Promissory Note dated as of March 31, 2004 (the "Paradigm Note"), whereby Paradigm promised to pay to Atari, by no later than September 30, 2004, the initial principal sum of $828,870 in connection with operating fund advances. The Paradigm Note, the D&D Note and the Toys R' Us Note are referred to collectively as the "Intercompany Notes";

      WHEREAS, the respective payor of each of the Intercompany Notes has not paid amounts due and owing thereunder as and when due;

      WHEREAS, Atari currently is, and during the period commencing October 1, 2004 to March 31, 2005, Atari will become, obligated to pay various sums to Interactive; and

      WHEREAS, the parties desire to set forth the terms on which (a) Atari will sell and assign to Interactive the IESA Debt for $15,707,137, which is the amount of the IESA Debt on the date of this Agreement, (b) Atari will sell and assign to Interactive the Paradigm Note for $834,764.61, which is the principal balance of the Paradigm Note plus interest accrued thereon on the date of this Agreement, (c) Interactive's obligations under the D&D Note and the Toys R' Us Note and its purchase price for the IESA Debt and the Paradigm Note will be consolidated in a secured note in the form of Exhibit A to this Agreement (the "Interactive Note") that will be guaranteed by IESA, and (d) Atari will be given the right to pay sums due, or that become due,

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from Atari to Interactive, Europe, Paradigm or IESA by applying them against
(and thereby reducing) the interest and principal due with regard to the Interactive Note.

      NOW, THEREFORE, in consideration of the foregoing premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

SECTION 1. Distribution Agreement Payables. Demand for payment is hereby made by Atari for all amounts due and owing under the Distribution Agreement as of the date hereof, totaling $15,707,137, and IESA acknowledges that that sum is currently due and payable from IESA to Atari.

SECTION 2. D&D Note Payable. Demand for payment is hereby made by Atari for all amounts due and owing under the D&D Note as of the date hereof, totaling $2,221,704.65 (which amount is inclusive of accrued interest through November 2, 2004) (the "D&D Payable"), and Interactive hereby acknowledges that that sum is currently due and payable from Interactive to Atari under the D&D Note. Interactive further acknowledges that on or before December 31, 2004, an additional $1,619,084.25 (which amount is inclusive of accrued interest through November 2, 2004) will become due and payable under the D&D Note (the "Additional D&D Payable").

SECTION 3. Toys R' Us Note Payable. Demand for payment is hereby made by Atari for all amounts due and owing under the Toys R' Us Note as of the date hereof, totaling $2,676,306.68 (which amount is inclusive of accrued interest through November 2, 2004), and Interactive acknowledges that that sum is currently due and payable from Interactive to Atari under the Toys R' Us Note.

SECTION 4. Paradigm Note Payable. Demand for payment is hereby made by Atari for all amounts due and owing under the Paradigm Note as of the date hereof, totaling $834,764.61 (which amount is inclusive of interest accrued from September 30, 2004 to November 2, 2004), and Paradigm acknowledges that that sum is currently due and payable from Paradigm to Atari under the Paradigm Note.

SECTION 5. Assignment of Debt. (a) Atari hereby sells, assigns and transfers to Interactive $15,707,137 of the IESA Debt for a purchase price of $15,707,137, which is being paid by delivery of the Interactive Note. IESA acknowledges and agrees to the assignment of the IESA Debt.

      (b) Atari hereby sells, assigns and transfers to Interactive the Paradigm Note for a purchase price of $834,764.61, which is being paid by delivery of the Interactive Note. Paradigm acknowledges and agrees to the assignment of the Paradigm Note.

SECTION 6. Interactive Note. Atari agrees that, instead of seeking immediate payment of the sums due under the D&D Note and the Toys R' Us Note, and in payment of the purchase price of the IESA Debt and the Paradigm Note described in Section 5, and instead of seeking payment on December 31, 2004 of the Additional D&D Payable, Atari will accept the Interactive Note, which (a) will be secured by shares of Atari common stock and certain trademarks owned by Interactive, as provided in the Interactive Note and the related Collateral Agency Agreement substantially in the form of Exhibit A hereto, (b) will be guaranteed by IESA as provided in the

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Guarantee attached to the Interactive Note, (c) gives Atari the right to make payments of sums that currently are due, or in the future become due, to Interactive, IESA, Mutimedia and Paradigm by applying those sums in reduction of interest and principal payable under the Interactive Note, and (d) provides that the balance that is due and payable after application of sums due from Atari to Interactive will be due and payable on March 31, 2005. After the Interactive
Note is issued, Interactive will no longer have any obligations under the D&D Note or the Toys R' Us Note. After the Interactive Note is issued, Paradigm shall have no obligations under the Paradigm Note to Atari, and all obligations of Paradigm thereunder shall be in favor of Interactive.

SECTION 7. Status of Distribution Agreement. Notwithstanding anything to the contrary contained in Atari's notice letter to IESA, dated September 24, 2004, Atari hereby agrees that, so long as Interactive is not in default of its obligations under the Interactive Note, Atari will not exercise its right to terminate the Distribution Agreement as a result of the non-payment of amounts payable thereunder to which this Agreement relates.

SECTION 8. Application of Sums due to Interactive, IESA, Europe or Paradigm. (a) Each of Interactive, IESA, Europe and Paradigm agrees that Atari may at any time make payment of any sum owed by Atari to Interactive, IESA, Europe or Paradigm, as the case may be, by applying the sum due to Interactive, IESA, Europe or Paradigm in reduction of interest on, or principal of, the indebtedness evidenced by the Interactive Note.

      (b) Atari will effect the application of a sum owed by Atari to Interactive, IESA, Europe or Paradigm against interest in, or principal of, the indebtedness evidenced by the Interactive Note by notifying the applicable one of Interactive, IESA, Europe or Paradigm, notifying Interactive, as obligor under the Interactive Note, of the amount that has been applied against the indebtedness evidenced by the Interactive Note and identifying the payable from Atari to Interactive, IESA, Europe or Paradigm, as the case may be, that was applied.

      (c) If Atari applies a sum owed to IESA, Europe or Paradigm against interest on, or principal of, the indebtedness evidenced by the Interactive Note, Interactive will immediately become obligated to pay that sum to the applicable one of IESA, Europe or Paradigm, provided that Interactive will not be permitted to pay any such sum, and neither IESA, Europe nor Paradigm will make any effort to collect any such sum, until all interest on, and principal of, the indebtedness evidenced by the Interactive Note has been paid in full (whether in cash, by application of sums due to Interactive, IESA, Europe or Paradigm, or otherwise).

SECTION 9. Future Sums Due to Atari from Interactive. If after the date of this Agreement, Atari advances any sums to Interactive, whether in the forms of loans or otherwise, Atari may, at the time of each such advance, elect to include the sum advanced in the principal amount of the Interactive Note, in which case, at the time that sum is advanced by Atari to Interactive, the principal of the indebtedness evidenced by the Interactive Note will be increased by the amount of that sum, and the increased principal will bear interest from that date at the rate provided in the Interactive Note, will be secured by the security for Interactive obligations under the Interactive Note, and in every other way will be subject to the terms and provisions of the Interactive Note.

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SECTION 10. Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected hereby. Each of IESA, Interactive, Europe and Paradigm (each, a "Grantor") irrevocably constitutes and appoints Atari, and any director, officer or agent thereof, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Grantors to execute and deliver or file any documents or instruments necessary or desirable to accomplish the purposes of this Agreement, the Interactive Note or the Collateral Agency Agreement that are not executed and delivered when those documents are required to be delivered. In furtherance of such powers, such attorneys in fact are hereby authorized to file financing statements with respect to the Interactive Note, with or without any Grantor's signature, or a photocopy of this Agreement or the Interactive Note in substitution for a financing statement, as Atari may deem appropriate and to execute in any Grantor's name any financing statements and amendments thereto and continuation statements which may require any Grantor's signature. Upon the occurrence and during the continuance of an Event of Default (as defined in the Interactive Note), such attorneys in fact are authorized to sell, transfer, pledge, license, lease, otherwise dispose of, make any agreement with respect to or otherwise deal with any of the collateral granted by the Interactive Note in such manner as is consistent with the Uniform Commercial Code as in effect in the State of New York from time to time and as fully and completely as though Atari were the absolute owner thereof for all purposes, and to do at Interactive's expense, at any time, or from time to time, all acts and things which Atari deems necessary to protect, preserve or realize upon such collateral and Atari's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as any Grantor might do.

SECTION 11. Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof that would apply the laws of any other jurisdiction. Any dispute arising under or in relation to this Agreement shall be resolved in a Federal or state court sitting in the Borough of Manhattan in the State of New York, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of any such court with regard to any suit or proceeding relating to such a dispute, agrees not to seek to change the venue of any such suit or proceeding because of inconvenience of the forum or for any other reason, and agrees that process in any such suit or proceeding may be served by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought. IESA irrevocably appoints Interactive its agent to receive service of process in any suit or proceeding arising out of, or otherwise relating to, this Agreement.

SECTION 12. Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned without the prior consent in writing of each party to this Agreement.

SECTION 13. Entire Agreement. This Agreement, which contains the entire understanding of the parties hereto, shall be binding on the parties hereto, their parents, subsidiaries, affiliates, heirs, executors, administrators and assigns. This Agreement shall not be modified or varied by

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oral understandings. Any term of this Agreement may be amended and the observance of any term hereof may be waived by, but only by, an agreement signed by all of IESA, Interactive, Paradigm and Atari.

SECTION 14. Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger or overnight courier, addressed to such party's address as set forth on the signature pages hereto or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance herewith shall be effective (a) if mailed, five business days after mailing, (b) if sent by messenger or over night courier, one business day after delivery to the messenger or courier service, and (c) if sent via telecopier, one business day after transmission and electronic confirmation of receipt or, if transmitted and received on a non-business day, on the second business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

SECTION 15. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall be deemed a waiver of the right to exercise that right, power or remedy, and no waiver of a breach or default under this Agreement in one instance shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise, afforded to any of the parties shall be cumulative and not alternative.

SECTION 16. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, some of which may be signed by fewer than all the parties or may contain facsimile signatures of some of the parties, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

                                  *************

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      IN WITNESS WHEREOF, each of the undersigned has caused this Obligation
Assignment and Security Agreement to be executed and delivered on the date first written above.

ATARI, INC.

By: /s/ Lisa S. Rothblum
    ---------------------------------
    Name: Lisa Rothblum
    Title: SVP, General Counsel

Address: 417 Fifth Avenue, 8th Floor
         New York, NY  10016
         Fax:  212-726-3095

INFOGRAMES ENTERTAINMENT, S.A.

By: /s/ Bruno Bonnell
    ---------------------------------
    Name: Bruno Bonnell
    Title: President-Directeur General

Address: 1 Place Verazzano
         69252 Lyon Cedex 09
         France
         Fax: +33 (0)4 37 64 30 95

ATARI INTERACTIVE, INC.

By: /s/ Harry M. Rubin
    ---------------------------------
    Name: Harry M. Rubin
    Title: Senior Executive Vice President

Address: 50 Dunham Road
         Beverly, MA  01915
         Fax: 978-921-3520

                [SIGNATURE PAGE TO OBLIGATION SECURITY AGREEMENT]

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PARADIGM ENTERTAINMENT, INC.

By: /s/ Lisa S. Rothblum
    ---------------------------------
    Name: Lisa Rothblum
    Title: SVP & General Counsel

Address: 1628 Valwood Parkway, #110
         Carrollton, Texas  75006
         Fax:  972-488-6317

ATARI EUROPE S.A.S.

By: /s/ Bruno Bonnell
    ---------------------------------
    Name: Bruno Bonnell
    Title: President

Address: c/o Infogrames Entertainment S.A.
         1 Place Verazzano
         69252 Lyon Cedex 09
         France
         Fax: +33(0)4 37 64 30 95

                [SIGNATURE PAGE TO OBLIGATION SECURITY AGREEMENT]

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                                    EXHIBIT A

                       FORM OF COLLATERAL AGENCY AGREEMENT




























                                   EXHIBIT A